                                                                     EXHIBIT 2.1




                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                          EL PASO NATURAL GAS COMPANY,

                           EL PASO ENERGY CORPORATION

                                      AND

                         EL PASO ENERGY MERGER COMPANY



                           DATED AS OF JULY 16, 1998

                               TABLE OF CONTENTS

ARTICLE I  THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         Section 1.1  The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         Section 1.2  Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         Section 1.3  Restated Certificate of Incorporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         Section 1.4  By-laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         Section 1.5  Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         Section 1.6  Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         Section 1.7  Additional Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         Section 1.8  Conversion of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         Section 1.9  Preferred Share Purchase Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         Section 1.10 No Surrender of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE II ACTIONS TO BE TAKEN IN CONNECTION WITH THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         Section 2.1  Company Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         Section 2.2  Assumption of Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         Section 2.3  Reservation of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE III CONDITIONS OF MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Section 3.1  Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE IV COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         Section 4.1  Election of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         Section 4.2  Listing of Holding Company Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         Section 4.3  Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         Section 4.4  Change in Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         Section 4.5  Contribution of Treasury Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE V TERMINATION AND AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         Section 5.1  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         Section 5.2  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE VI MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         Section 6.1  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         Section 6.2  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         Section 6.3  Entire Merger Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement"), dated as of July 16, 1998, is among El Paso Natural Gas Company, a Delaware corporation (the "Company"), El Paso Energy Corporation, a Delaware corporation ("Holding") and a direct, wholly owned subsidiary of the Company, and El Paso Energy Merger Company, a Delaware corporation ("Merger Sub") and a direct, wholly owned subsidiary of Holding.

                                R E C I T A L S:

         WHEREAS, the Company's authorized capital stock consists of (i) 275,000,000 shares of common stock, par value $3.00 per share (the "Company Common Stock"), of which, as of June 30, 1998, 121,257,707 shares were issued and outstanding (including 1,360,000 shares held in the Company's Benefits Protection Trust (the "Trust")) and 2,619,724 shares held in Company's treasury; and (ii) 25,000,000 shares of preferred stock, par value $0.01 per share, none of which is currently outstanding but of which 1,375,000 shares have been designated as the El Paso Natural Gas Company Series A Junior Participating Preferred Stock and an additional 1,375,000 shares are to be designated prior to the Merger as additional shares of such Series A Junior Participating Preferred Stock (collectively, the "Company Series A Preferred Stock"); and

         WHEREAS, as of the date hereof, Holding's authorized capital stock consists of (i) 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding and owned by the Company and no shares are held in treasury, and (ii) no shares of preferred stock are authorized; but prior to the Merger, Holding's authorized capital stock will consist of (i) 275,000,000 shares of common stock, par value $3.00 per share (the "Holding Common Stock"), of which 1,000 shares will be issued and outstanding and owned by the Company and no shares will be held in treasury, and (ii) 25,000,000 shares of preferred stock, par value $0.01 per share, none of which is currently outstanding but of which 2,750,000 shares will be designated as the El Paso Energy Corporation Series A Junior Participating Preferred Stock (the "Holding Series A Preferred Stock") pursuant to a Certificate of Designation filed with the Delaware Secretary of State; and

         WHEREAS, as of the date hereof, Merger Sub has an authorized capital stock consisting of 1,000 shares of common stock, par value $1.00 per share (the "Merger Sub Common Stock"), of which 1,000 shares are issued and outstanding on the date hereof and owned by Holding; and

         WHEREAS, the designations, rights and preferences, and the qualifications, limitations and restrictions thereof, of the Holding Series A Preferred Stock and the Holding Common Stock are the same as those of the Company Series A Preferred Stock and the Company Common Stock respectively; and

         WHEREAS, the Restated Certificate of Incorporation of Holding (the "Holding Charter") and the By-laws of Holding (the "Holding By-laws") in effect immediately after the Effective Date (as hereinafter defined) will contain provisions identical to the Restated Certificate of Incorporation of the Company (the "Company Charter") and By-laws of the Company (the "Company By-laws") in effect immediately before the Effective Date (other than with respect to matters excepted by Section 251(g) of the General Corporation Law of the State of Delaware (the "DGCL")); and

         WHEREAS, the directors and officers of the Company immediately prior to the Merger (as hereinafter defined) will be the directors and officers of Holding as of the Effective Date; and

         WHEREAS, Holding and Merger Sub are newly formed corporations organized for the purpose of participating in the transactions herein contemplated; and

         WHEREAS, the Company desires to create a new holding company structure by merging Merger Sub with and into the Company, with the Company continuing as the surviving corporation of such merger, and each outstanding share (or any fraction thereof) of Company Common Stock being converted in such merger into a like number of shares of Holding Common Stock, all in accordance with the terms of this Merger Agreement (the "Merger"); and

         WHEREAS, the Boards of Directors of Holding, Merger Sub and the Company and Holding, in its capacity as the sole stockholder of Merger Sub, have approved this Merger Agreement and the merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth in this Merger Agreement; and

         WHEREAS, pursuant to authority granted by the Board of Directors of the Company, the Company will, immediately prior to the Effective Date (defined below), contribute to the capital of Holding all of the shares of Company Common Stock then held by the Company in its treasury.

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Merger Agreement, and intending to be legally bound hereby, the Company, Holding and Merger Sub hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

         SECTION 1.1 THE MERGER. In accordance with Section 251(g) of the DGCL and subject to and upon the terms and conditions of this Merger Agreement, Merger Sub shall, at the Effective Date (defined below), be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). At the Effective Date, the effect of the Merger shall be as provided in Section 259 of the DGCL.

         SECTION 1.2 EFFECTIVE DATE. The parties shall file this Merger Agreement, executed in accordance with the relevant provisions of the DGCL, with the Secretary of State of the State of Delaware and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective as of 12:01 a.m. Eastern Daylight Time on August 1, 1998 (such date and time being referred to herein as the "Effective Date").

         SECTION 1.3 RESTATED CERTIFICATE OF INCORPORATION. From and after the Effective Date, the Company's Charter, as in effect immediately prior to the Effective Date, shall be the restated certificate of incorporation of the Surviving Corporation (the "Surviving Corporation's Charter") until thereafter amended as provided by law; provided, however, that, from and after the Effective Date:

         (a) Article 4 thereof shall be amended so as to read in its entirety as follows:

                 "The total number of authorized shares of all classes of stock of this corporation shall consist of 1,000 shares of common stock having a par value of $1.00 per share and 1,000,000 shares of preferred stock having a par value of $0.01 per share. Authority is hereby expressly granted to the Board of Directors to fix by resolution or resolutions any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions which are permitted by the General Corporation Law of the State of Delaware in respect of any class or classes of stock or any series of any class of stock of the corporation. No shares of the previously designated Series A Junior Participating Preferred Stock having been issued, such series is hereby terminated and all matters set forth in this Restated Certificate of Incorporation with respect to such series are hereby eliminated from this Restated Certificate of Incorporation.

         (b) A new Article 13 shall be added thereto which shall be and read in its entirety as follows:

         "ARTICLE 13. VOTE OF STOCKHOLDERS OF EL PASO ENERGY CORPORATION REQUIRED TO APPROVE CERTAIN ACTIONS.

         Any act or transaction by or involving this corporation that requires for its adoption under the General Corporation Law of the State of Delaware or this Restated Certificate of Incorporation the approval of the stockholders of this corporation shall, pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of El Paso Energy Corporation, a Delaware corporation, or any successor thereto by merger, by the same vote that is required by the General Corporation Law of the State of Delaware and/or the Restated Certificate of Incorporation of this corporation."

         SECTION 1.4 BY-LAWS. From and after the Effective Date, the Company By-laws, as in effect immediately prior to the Effective Date, shall constitute the By-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

         SECTION 1.5 DIRECTORS. The directors of Merger Sub in office immediately prior to the Effective Date shall be the initial directors of the Surviving Corporation and will hold office from the Effective Date until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation's Charter and By-laws, or as otherwise provided by law.

         SECTION 1.6 OFFICERS. The officers of Merger Sub in office immediately prior to the Effective Date shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation's Charter and By-laws, or as otherwise provided by law.

         SECTION 1.7 ADDITIONAL ACTIONS. Subject to the terms of this Merger Agreement, the parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger, which shall include executing and delivering an assignment and assumption agreement (the "Assumption Agreement"), effective upon consummation of the Merger, in such form as the Company and Holding determine to be appropriate to evidence the assignment to and assumption by Holding of such rights, interests, obligations and liabilities as the Company and Holding determine to be appropriate. If, at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Merger Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Merger Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Merger Sub and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Merger Sub and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Merger Agreement.

         SECTION 1.8 CONVERSION OF SECURITIES. At the Effective Date, by virtue of the Merger and without any action on the part of Holding, Merger Sub, the Company or the holder of any of the following securities:

         (a) Conversion of Company Common Stock. Each share of Company Common Stock (or fraction of a share of Company Common Stock), including the 1,360,000 shares of

Company Common Stock held in the Trust, issued and outstanding immediately prior to the Effective Date shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share (or equal fraction of a share) of Holding Common Stock.

         (b) Conversion of Company Common Stock in Treasury. Each share of Company Common Stock issued but held by the Company or Holding in its treasury immediately prior to the Effective Date shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of Holding Common Stock held in such entity's treasury immediately after the Effective Date.

         (c) Conversion of Capital Stock of Merger Sub. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

         (d) Cancellation of Capital Stock of Holding. Each share of Holding Common Stock that is owned by the Company immediately prior to the Merger and any preferred share purchase rights of Holding issued pursuant to the Holding Rights Plan (as defined herein) and associated with any such share shall automatically be cancelled and retired and shall cease to exist.

         (e) Rights of Certificate Holders. From and after the Effective Date, holders of certificates formerly evidencing Company Common Stock shall cease to have any rights as stockholders of the Company, except as provided by law; provided, however, that such holders shall have the rights set forth in
Section 1.10 herein.

         SECTION 1.9  PREFERRED SHARE PURCHASE RIGHTS.

         (a) In accordance with Section 24.1 of that certain Amended and Restated Shareholders Rights Agreement dated as of July 23, 1997, as amended and in effect on the Effective Date, between the Company and The First National Bank of Boston, as Rights Agent (the "Company Rights Plan"), as of the Effective Date, each one-half outstanding preferred stock purchase right of the Company ("Company Purchase Right") shall be converted into one preferred stock purchase right of Holding issued under the Holding Rights Plan.

         (b) Holding shall, prior to the Effective Date, adopt a preferred stock purchase rights plan (the "Holding Rights Plan") substantially similar in form and substance to the Company Rights Plan, with such changes and adjustments thereto as may be necessary to reflect that, at the Effective Date, each one-half of a preferred stock purchase right of the Company will be converted into one preferred share purchase right of Holding issued pursuant to the Holding Rights Plan, and, in accordance therewith, Holding shall, at the Effective Date but without duplication of Holding's obligations under the Holding Rights Plan, issue to each holder of Holding Common Stock issued pursuant hereto one preferred share purchase right ("Holding

Purchase Right") for each share of Holding Common Stock issued by it pursuant to Section 1.8(a) herein.

         SECTION 1.10 NO SURRENDER OF CERTIFICATES. Until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding stock certificate that, immediately prior to the Effective Date, evidenced Company Common Stock shall be deemed and treated for all corporate purposes to evidence the ownership of the number of shares of Holding Common Stock into which such shares of Company Common Stock were converted pursuant to the provisions of Sections 1.8 (a) and (b) herein. In addition, immediately after the Effective Date, each such stock certificate shall evidence a number of Holding Purchase Rights equal to the number of one-half Company Purchase Rights evidenced thereby immediately prior to the Effective Date of the Merger (that is, each one-half Company Purchase Right will be converted into one Holding Purchase Right).

                                   ARTICLE II
               ACTIONS TO BE TAKEN IN CONNECTION WITH THE MERGER

         SECTION 2.1 COMPANY INDEBTEDNESS. As of the Effective Date, Holding, the Company and the trustee under the Subordinated Indenture dated as of March 1, 1998, between the Company and The Chase Manhattan Bank, as Trustee, shall execute, acknowledge and deliver a supplemental indenture pursuant to which Holding shall assume and agree to perform all of the Company's obligations thereunder and will become the primary obligor with respect to the $334,750,000 principal amount of 4 3/4% subordinated convertible debentures due 2028 of the Company (the "Debentures") and the Company's guarantee of the 6,500,000 4 3/4% trust convertible preferred Securities of El Paso Energy Capital Trust I (the "Trust Preferred Securities"), and the Debentures and the Trust Preferred Securities will be convertible into Holding Common Stock (rather than Company Common Stock).

         SECTION 2.2 ASSUMPTION OF BENEFIT PLANS. Holding and the Company hereby agree that they will, as of the Effective Date, execute, acknowledge and deliver an assumption agreement (which may include an Assignment and Assumption Agreement) pursuant to which Holding will, from and after the Effective Date, assume and agree to perform all obligations of the Company pursuant to (a) the following stock-related plans (as each may have been amended): (i) 1995 Omnibus Compensation Plan, (ii) 1995 Incentive Compensation Plan, (iii) 1995 Compensation Plan for Non-Employee Directors, (iv) Strategic Stock Plan, (v) Omnibus Plan for Management Employees, (vi) Retirement Savings Plan, (vii) Omnibus Compensation Plan, (viii) Restricted Stock Award Plan for Management Employees, and (ix) Stock Option Plan for Non-Employee Directors; and (b) such other qualified and non-qualified plans, trust agreements, employment agreements and other documents and agreements as the Company and Holding determine to be appropriate (collectively the "Benefit Plans").

         SECTION 2.3 RESERVATION OF SHARES. On or prior to the Effective Date, Holding will reserve sufficient authorized but unissued shares of Holding Common Stock to provide for the issuance of Holding Common Stock upon (a) the exercise of options or in satisfaction of other benefits payable and outstanding under the Benefit Plans, and (b) the conversion of the Debentures and the Trust Preferred Securities, and will reserve the Holding Series A Preferred Stock sufficient to provide for the issuance thereof upon exercise of Holding Purchase Rights.


                                  ARTICLE III
                              CONDITIONS OF MERGER

         SECTION 3.1 CONDITIONS PRECEDENT. The obligations of the parties to this Merger Agreement to consummate the Merger and the transactions contemplated by this Merger Agreement shall be subject to fulfillment or waiver by the parties hereto of each of the following conditions:

         (a) Prior to the Effective Date, the Holding Common Stock to be issued pursuant to the Merger shall have been approved for listing, upon official notice of issuance, by the New York Stock Exchange (the "NYSE").

         (b) Holding shall have adopted the Holding Rights Plan and, prior to the Effective Date, the Holding Purchase Rights to be issued in conjunction with the issuance of Holding Common Stock pursuant to the Merger shall have been approved for listing, upon official notice of issuance, by the NYSE.

         (c) The Company, Holding and the Trustee shall have executed and delivered the Supplemental Indenture contemplated by Article II herein, subject only to the occurrence of the Effective Date.

         (d) Prior to the Effective Date, Andrews & Kurth, L.L.P., counsel to the Company, shall have received on behalf of the Company an interpretive or no-action letter from the staff of the Securities and Exchange Commission, in form and substance satisfactory to the Company, in response to that certain request therefor dated May 18, 1998, from such firm.

         (e) Prior to the Effective Date, White & Case, L.L.P., special tax counsel to the Company, shall have rendered an opinion to the Board of Directors of the Company, in form and substance satisfactory to the Company, to the effect that for federal income tax purposes (i) the Merger will constitute a tax-free reorganization under Section 368(a) of the Code; (ii) no gain or loss will be recognized by the stockholders of the Company upon receipt of the Holding Common Stock and Holding Purchase Rights in exchange for their shares of Company Common Stock and Company Purchase Rights pursuant to the Merger;
(iii) the tax basis of the shares of Holding Common Stock to be received by the Company's stockholders pursuant to the Merger Agreement will be the same as their tax basis in the Company Common Stock converted or exchanged therefor; and (iv) the holding period of Holding Common Stock to be received by the Company's stockholders pursuant to the Merger Agreement will include the holding period of the Company Common Stock converted or exchanged therefor, provided that such Company Common Stock is held as a capital asset in the hands of such stockholder at the time of the Merger.

         (f) Prior to the Effective Date, no order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

         (g) Prior to the Effective Date, the Company shall file with the office of the Delaware Secretary of State a Restated Certificate of Incorporation, among other things, to increase Holding's authorized capital stock to (i) 275,000,000 shares of common stock, par value $3.00 per share and
(ii) 25,000,000 shares of preferred stock, par value $0.01 per share

         (h) Prior to the Effective Date, the Company shall file with the office of the Delaware Secretary of State a Certificate of Increase to increase to a total of 2,750,000 the number of shares of Company Series A Preferred Stock.

                                   ARTICLE IV
                                   COVENANTS

         SECTION 4.1 ELECTION OF DIRECTORS. Effective immediately prior to the Effective Date, the Company, in its capacity as the sole stockholder of Holding, will cause the Board of Directors of Holding to effect, and Holding hereby agrees to effect, such amendments to the Holding By-laws as are necessary to increase the number of directors of Holding to equal the number of directors of the Company and the Company, in its capacity as the sole stockholder of Holding, will elect (or the Board of Directors of Holding will elect to fill vacancies on the board) each person who is then a member of the board of directors of the Company as a director of Holding (and to be the only directors of Holding), each of whom shall serve until the next annual meeting of shareholders of Holding and until his successor shall have been elected and qualified.

         SECTION 4.2 LISTING OF HOLDING COMPANY COMMON STOCK. Holding will use its best efforts to obtain, at or before the Effective Date, authorization to list, upon official notice of issuance, on the NYSE Holding Common Stock issuable pursuant to the Merger and Holding Purchase Rights issuable in conjunction therewith.

         SECTION 4.3 EMPLOYEE BENEFIT PLANS. The Company and Holding will take or cause to be taken all actions necessary or desirable in order for Holding to assume the Benefit Plans and to assume (or become a participating employer in) each other existing employee benefit plan, trust and agreement of the Company, with or without amendments, or to adopt comparable plans, all to the extent deemed appropriate by the Company and Holding and permitted under applicable law.

         SECTION 4.4 CHANGE IN CAPITALIZATION. Prior to the Effective Date, Holding and the Company agree to take all action necessary or desirable under the DGCL to designate 2,750,000 shares of Preferred Stock of Holding as Series A Junior Participating Preferred Stock having terms and provisions substantially similar to those of the Company's Series A Junior Participating Preferred Stock.

         SECTION 4.5 CONTRIBUTION OF TREASURY STOCK. Immediately prior to the Effective Date, the Company will contribute to the capital of Holding all the Company Common Stock then held in the treasury of the Company.


                                   ARTICLE V
                           TERMINATION AND AMENDMENT

         SECTION 5.1 TERMINATION. This Merger Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Date by action of the Board of Directors of the Company, Holding or Merger Sub if it is determined that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of such corporation or its stockholders. In the event of such termination and abandonment, this Merger Agreement shall become void and neither the Company, Holding or Merger Sub nor their respective stockholders, directors or officers shall have any liability with respect to such termination and abandonment.

         SECTION 5.2 AMENDMENT. This Merger Agreement may be supplemented, amended or modified by the mutual consent of the Boards of Directors of the parties to this Merger Agreement.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         SECTION 6.1 GOVERNING LAW. This Merger Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

         SECTION 6.2 COUNTERPARTS. This Merger Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

         SECTION 6.3 ENTIRE MERGER AGREEMENT. This Merger Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         IN WITNESS WHEREOF, Holding, Merger Sub and the Company have caused this Merger Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          EL PASO NATURAL GAS COMPANY



                                          By:     /s/ H. Brent Austin
                                             -----------------------------------
                                                   H. Brent Austin
                                               Executive Vice President
                                               and Chief Financial Officer


                                          EL PASO ENERGY CORPORATION



                                          By:     /s/ H. Brent Austin
                                             -----------------------------------
                                                   H. Brent Austin
                                                Executive Vice President
                                                and Chief Financial Officer


                                          EL PASO ENERGY MERGER COMPANY



                                          By:     /s/ H. Brent Austin
                                             -----------------------------------
                                                   H. Brent Austin
                                                Executive Vice President
                                                and Chief Financial Officer

                                  CERTIFICATE

                       PURSUANT TO SECTION 251(g) OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF JULY 16, 1998

                                    MERGING

                         EL PASO ENERGY MERGER COMPANY

                   WITH AND INTO EL PASO NATURAL GAS COMPANY

                           --------------------------

The attached Agreement and Plan of Merger shall be effective at 12:01 a.m., Eastern Daylight Time, on August 1, 1998.

                           --------------------------

El Paso Natural Gas Company

         I, David L. Siddall, Corporate Secretary of El Paso Natural Gas Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certify that the Merger Agreement and Plan of Merger to which this Certificate is attached, after having been first duly signed on behalf of said corporation and having been duly signed on behalf of El Paso Energy Merger Company, a Delaware corporation, and El Paso Energy Corporation, a Delaware corporation, was duly adopted pursuant to Subsection
(g) of Section 251 of the Delaware General Corporation Law and the conditions specified in the first sentence of such Subsection have been satisfied; and that the Merger Agreement and Plan of Merger was thereby adopted by action of the Board of Directors of El Paso Natural Gas Company, and is the duly adopted agreement and act of said corporation.




                                                 /s/ David L. Siddall
                                           -------------------------------------
                                                   David L. Siddall
                                                  Corporate Secretary
                                                El Paso Natural Gas Company

El Paso Energy Merger Company

         I, David L. Siddall, Corporate Secretary of El Paso Energy Merger Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certify that the Merger Agreement and Plan of Merger to which this Certificate is attached, after having been first duly signed on behalf of said corporation and having been duly signed on behalf of El Paso Natural Gas Company, a Delaware corporation, and El Paso Energy Corporation, a Delaware corporation, was duly adopted pursuant to Section 251 of the Delaware General Corporation Law and the conditions specified in the first sentence of such Subsection have been satisfied; and that the Merger Agreement and Plan of Merger was thereby adopted by action of the Board of Directors of El Paso Energy Merger Company, approved by vote of the sole stockholder of El Paso Energy Merger Company, and is the duly adopted agreement and act of said corporation.




                                                 /s/ David L. Siddall
                                           -------------------------------------
                                                   David L. Siddall
                                                 Corporate Secretary
                                            El Paso Energy Merger Company